                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements
(Form S-8 Nos. 333-64299, 333-09667, 333-09669, 333-09671, 333-09673, 333-26179,
333-63575 and 333-61244) of our report dated March 30, 2005, with respect to the financial statements and schedule of Hawaiian Holdings, Inc., and our report dated March 24, 2004, except for Note 19, as to which the date is March 30,
2005, with respect to the financial statements of Hawaiian Airlines, Inc., included in the Annual Report (Form 10-K) of Hawaiian Holdings, Inc. for the
year ended December 31, 2003.

                                                   /s/ Ernst & Young LLP

Honolulu, Hawaii
March 30, 2005